EXHIBIT 10.28

John C. Kirkland, State Bar No. 149453
Vicky N. Pham, State Bar No. 216531
LUCE FORWARD HAMILTON & SCRIPPS LLP
601 South Figueroa Street, Suite 3900
Los Angeles, California 90017
Tel. No.:  (213) 892-4907
Fax No.:  (213) 452-8035
Email:  jkirkland@luce.com
vpham@luce.com

Attorneys for Plaintiff
VOLATION CAPITAL PARTNERS, LLC

SUPERIOR COURT OF THE STATE OF CALIFORNIA

FOR THE COUNTY OF LOS ANGELES, CENTRAL DISTRICT

VOLATION CAPITAL PARTNERS, LLC, Plaintiff, v. MEDIS TECHNOLOGIES LTD., Defendant.
Case No.  BC 417787

Assigned For All Purposes To:
Hon. Alan S. Rosenfield, Dept. 31

STIPULATION FOR SETTLEMENT OF IO CLAIM

[Proposed Order Filed Concurrently]

Complaint Filed:                            July 14, 2009
Trial Date:                                      None Set

Plaintiff Volation Capital Partners, LLC (“Volation”), on the one hand, and Defendant Medis Technologies Ltd. (“Medis”), on the other hand, stipulate to the facts, terms, and conditions contained in the [Proposed] Order Approving Settlement (“Order”), attached hereto and incorporated by this reference, and further stipulate and agree as follows:

1.           Volation and Medis request that the Court enter an order substantially in the form of the concurrently filed proposed Order.

2.           Medis, directly and through a wholly owned subsidiary, designs, develops and markets an innovative fuel cell technology that provides portable electricity for retail, commercial and military applications.  Medis is a public company whose stock is traded on the Nasdaq Global Market under

STIPULATION FOR SETTLEMENT OF CLAIM

the trading symbol MDTL.

3.           Volation owns $376,536.00 in alleged claims against Medis, which Volation purchased from IO Systems, Ltd., a provider of electronic equipment, said claims arising out goods or services rendered by IO Systems, Ltd. to Medis and/or its wholly owned subsidiary, More Energy, Ltd., including invoice, purchase order and/or quote nos. 4733, 4734, 5564, 5565, 5566, PO800535, PO700960, PO702675, PO800439, PO702801, PO702719, PO602068, PO702399,  and QT0802025 between IO Systems, Ltd. and Medis and/or its subsidiary (the “IO Claim”).  The IO Claim was originally incurred by More Energy, Ltd. and subsequently assigned to and assumed by Medis.  Volation alleges that the IO Claim is currently past due in the full amount.  Volation has, and it is anticipated that Volation may, in its sole discretion, purchase(d) claims from other persons or entities who have provided goods or services to Medis and/or its subsidiary, and nothing provided for in this stipulation is intended to have any effect on any such claims, other than the IO Claim.

4.           Medis desires to settle the IO Claim in exchange for the issuance to Volation of shares of Medis’s common stock.  Volation is willing to accept such shares in accordance with the terms of this stipulation, subject to court approval following a hearing as required by Section 3(a)(10) of the Securities Act of 1933, as amended.  Section 3(a)(10) provides in its entirety as follows:

“Section 3 -- Classes of Securities under this Title

(a)           Exempted securities.  Except as hereinafter expressly provided, the provisions of this title shall not apply to any of the following classes of securities:

10.           Except with respect to a security exchanged in a case under title 11 of the United States Code, any security which is issued in exchange for one or more bona fide outstanding securities, claims or property interests, or partly in such exchange and partly for cash, where the terms and conditions of such issuance and exchange are approved, after a hearing upon the fairness of such terms and conditions at which all persons to whom it is proposed to issue securities in such exchange shall have the right to appear, by any court, or by any official or agency of the United States, or by any State or Territorial banking or insurance commission or

STIPULATION FOR SETTLEMENT OF CLAIM

other governmental authority expressly authorized by law to grant such approval;

….  (Emphasis added.)”

6.           Volation is the sole person to whom the shares are proposed to be issued, and is therefore the only person entitled to notice of hearing and an opportunity to be heard in accordance with the statute.  Volation has agreed to the proposed settlement terms and conditions, and believes that they are sufficiently fair such that Volation is willing to enter into this stipulation.  Accordingly, both parties request court approval of the settlement provided for herein (following the hearing referred to in the next sentence) as fair, reasonable and adequate.  Both parties understand and agree that Volation shall submit this stipulation to the Court, on an ex parte basis, and request that the Court enter an Order approving this stipulation at the ex parte hearing thereon.

7.           It is the intent and effect of this stipulation that the Order, when signed, shall end, finally and forever, any claims to compensation of any kind or nature which Volation had, now has, or may assert in the future against Medis arising out of the IO Claim.  In this regard, and subject to compliance with the Order, effective upon the execution of the Order, Volation hereby releases and forever discharges Medis, including all of its employees, officers, directors, affiliates and attorneys, from any and all claims, demands, obligations (fiduciary or otherwise), and causes of action, whether known or unknown, suspected or unsuspected, arising out of, connected with, or incidental to the IO Claim.  Volation further agrees that with respect to the matters released herein, Volation expressly waives any and all rights and benefits conferred upon it by the provisions of Section 1542 of the California Civil Code and any similar law of any state or territory of the United States.  Section 1542 of the California Civil Code reads:

§ 1542 General Release—Claims Extinguished.  A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

8.           In full and final settlement of the IO Claim, Medis will issue and deliver to Volation 2,200,000 shares of common stock, par value $0.01 per share, of Medis.  As set forth in paragraph 10, the number of shares of stock to be issued is subject to increase or decrease after the date hereof, to reflect the intention of the Parties that the number of shares be based upon an average trading price of

STIPULATION FOR SETTLEMENT OF CLAIM

the shares for a specified period of time subsequent to entry of the Order.

9.           No later than the first business day following the date that Medis receives notice that the Order has been entered, Medis shall transmit by facsimile and overnight delivery an irrevocable and unconditional instruction to Medis’s stock transfer agent, to immediately credit 2,200,000 shares of common stock  to Volation’s or its designee’s balance account with The Depository Trust Company (DTC) through the Fast Automated Securities Transfer (FAST) Program of DTC’s Deposit/Withdrawal Agent Commission (DWAC) system, without any restriction on transfer, time being of the essence.

10.           On the day after the 20 consecutive trading days immediately following the date that the shares are credited to the DTC account designated by Volation, Medis shall so instruct its transfer agent to immediately credit to Volation that additional number of shares, if any, equal to: (a) $308,000 divided by 75.0% of the volume weighted average price (“VWAP”) of Medis’s common stock over such 20-trading day period (“VWAP Calculation”), minus 2,200,000; plus (b) 15.0% of the VWAP of the stock over such 20–trading day period minus $0.10, multiplied by 3,080,000.  In the event that the VWAP Calculation is less than 2,200,000, then Volation will promptly return to Medis that number of shares equal to 2,200,000 minus the VWAP Calculation, less the number of shares, if any, provided in (b) above.

11.           To cover Medis’ fees and expenses incurred in connection with the settlement of the IO Claim, thereby facilitating Medis’s ability to enter into the exchange of its securities for the IO Claim as contemplated by this settlement, within thirty (30) days after the entry of the Court’s Order, Volation shall deliver to Medis $28,000.

12.           Medis represents and warrants that the shares of common stock provided for above are duly authorized and, when issued pursuant to the Order, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens, encumbrances and preemptive and similar rights to subscribe for or purchase securities.  Medis has reserved from its duly authorized capital stock a number of shares of common stock at least equal to the number of shares which could be issued pursuant to the terms of this stipulation.

13.           For so long as Volation or any of its affiliates holds any shares of common stock of

STIPULATION FOR SETTLEMENT OF CLAIM

Medis, neither Volation nor any of its affiliates will: (i) vote any shares of Common Stock owned or controlled by it, or solicit any proxies or seek to advise or influence any person with respect to any voting securities of the Company; or (ii) engage or participate in any actions, plans or proposals which relate to or would result in (a) Volation or any of its affiliates acquiring additional securities of the Company, alone or together with any other person, which would result in Volation and its affiliates collectively beneficially owning or controlling more than 9.99% of the total outstanding Common Stock or other voting securities of the Company, (b) an extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving the Company or any of its subsidiaries, (c) a sale or transfer of a material amount of assets of the Company or any of its subsidiaries, (d) any change in the present board of directors or management of the Company, including any plans or proposals to change the number or term of directors or to fill any existing vacancies on the board, (e) any material change in the present capitalization or dividend policy of the Company, (f) any other material change in the Company’s business or corporate structure, including but not limited to, if the Company is a registered closed-end investment company, any plans or proposals to make any changes in its investment policy for which a vote is required by Section 13 of the Investment Company Act of 1940, (g) changes in the Company’s charter, bylaws or instruments corresponding thereto or other actions which may impede the acquisition of control of the Company by any Person, (h) causing a class of securities of the Company to be delisted from a national securities exchange or to cease to be authorized to be quoted in an inter-dealer quotation system of a registered national securities association, (i) causing a class of equity securities of the Company becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Act, or (j) taking any action, intention, plan or arrangement similar to any of those enumerated above.  The provisions of this paragraph may not be modified or waived without further order of the Court.

14.           Counsel for each of the parties to this stipulation represents that they have fully explained to their client the legal effect of this stipulation and the Order, and that the settlement and compromise stated herein is final and conclusive forthwith, subject to the conditions stated herein, and each attorney represents that his or her client has freely consented to and authorized this stipulation.

15.           This Stipulation may be enforced by any party hereto by a motion under California

STIPULATION FOR SETTLEMENT OF CLAIM

Code of Civil Procedure section 664.6, or by any procedure permitted by law in the Superior Court of Los Angeles County.  Each party hereto further waives a statement of decision, notice of entry of the order, and the right to appeal from the Order after entry.  Except as expressly provided in Paragraph 11 above, each party shall bear its own attorney’s fees, expenses and costs.

16.           Each party hereto waives a statement of decision, notice of entry of the Order, and the right to appeal from the Order after its entry.

17.           This Stipulation may be executed in counterparts and by facsimile, each of which shall constitute an original and all of which together shall be deemed together as a single document.

DATED: July __, 2009	LUCE FORWARD HAMILTON & SCRIPPS llp
By:
John C. Kirkland Vicky N. Pham Attorneys for Plaintiff VOLATION CAPITAL PARTNERS, LLC

DATED: July __, 2009	TROYGOULD PC
By:
Lawrence P. Schnapp Attorneys for Defendant MEDIS TECHNOLOGIES LTD.

DATED: July __, 2009	VOLATION CAPITAL PARTNERS, LLC
By:
Mathew Spratford Vice President

DATED: July __, 2009	MEDIS TECHNOLOGIES LTD.
By:
Steve Crea Chief Financial Officer

STIPULATION FOR SETTLEMENT OF CLAIM